UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2019

Ciena Corporation (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

001-36250	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

7035 Ridge Road, Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

(410) 694-5700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Ciena held its annual meeting of stockholders on March 28, 2019. As of the February 1, 2019 record date, there were 156,336,210 shares of common stock outstanding and entitled to notice of and to vote at the annual meeting. The matters described below were voted on by stockholders at the annual meeting and the number of votes cast with respect to each matter, and with respect to the election of directors, were as indicated below:

Proposal 1	For	Against	Abstain	Non-Votes

Election to the Board of Directors of two Class I directors:
Lawton W. Fitt	117,176,633	9,673,141	1,591,392	15,048,340
Patrick H. Nettles, Ph.D.	118,246,158	8,610,424	1,584,584	15,048,340

Election to the Board of Directors of one Class II director:
Joanne B. Olsen	125,345,362	1,509,083	1,586,721	15,048,340

Each director nominee above was elected by the vote of the majority of the votes cast by stockholders in accordance with Ciena's bylaws. The Class I directors will each serve a three-year term expiring at the 2022 annual meeting of stockholders. In accordance with Ciena's bylaws, the Class II director previously appointed by the Board of Directors will serve the remainder of her term until the 2020 annual meeting of stockholders.

Proposal 2	For	Against	Abstain	Non-Votes

Ratification of the appointment of PricewaterhouseCoopers LLP as Ciena's independent registered public accounting firm for the fiscal year ending October 31, 2019:	140,549,679	2,826,189	113,638	0

Proposal 2 was approved by the affirmative vote of a majority of the total votes cast by stockholders.

Proposal 3	For	Against	Abstain	Non-Votes

A stockholder advisory vote on the named executive officer compensation described in the proxy materials:	118,882,288	9,340,648	218,230	15,048,340

Proposal 3 was approved by the affirmative vote of a majority of the total votes cast by stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: April 1, 2019	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary